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            PURCHASE AND SALE AGREEMENT
                   Escondido. CA

     THIS AGREEMENT is dated for reference
purposes only as of the 19th day of December, 1996, and is by and between EMERITUS CORPORATION, a Washington corporation, or its assignee
("Purchaser"), and NORTHWEST RETIREMENT, an Oregon general partnership ("Seller").

1.   PURCHASE AND SALE

     On the terms and conditions set forth herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, the following:

     a.   The real property situated in the City
of Escondido, State of California, which is more particularly described in Exhibit A attached hereto (the "Real Property"), together with all of the improvements on the Real Property, including that certain facility consisting of eighty-two
(82) units, and commonly known as "VDR-Escondido"
(the "Facility").

     b.   All equipment, furniture, fixtures,
inventory, vehicles, supplies (including linens, dietary supplies and housekeeping supplies but specifically excluding food and other consumable inventories) and other tangible and intangible personal property owned by Seller and located on the Real Property or used in connection with the operation of the Facility, including but not limited to, all licenses, permits and approvals for the operation of the Facility, all entitlements, telephone numbers, any right, title or interest which Seller may have in and to any service marks, trademarks or trade names owned, used or employed by Seller in conjunction with the operation of the Facility, specifically including the name "VDR-Escondido" and any derivative thereof and any trade marks related thereto and goodwill associated therewith, as well as all easements, licenses, governmental approvals or permits and any other rights or privileges appurtenant to the Real Property or Facility, but specifically excluding cash, cash equivalents and accounts receivable for the period prior to. the Closing Date (as defined below) (collectively, the
"Personal Property"), which Personal Property is more particularly described in Exhibit B.

     c.   The food and other consumable
inventories located at, and usable in the operation of, the Facility on the Closing Date
(collectively, the "Consumables").
The Real Property, Facility, Consumables and
Personal Property are sometimes hereinafter collectively referred to as "Seller's Assets."

2.   PURCHASE PRICE

     The purchase price payable by Purchaser for Seller's Assets shall be Four Million Two Hundred
Thousand and no/100 Dollars ($4,200,000) (the
"Purchase Price"), payable as follows:

     a. Twenty Five Thousand and no/100 Dollars
($25,000) upon execution of this Agreement (the
"Earnest Money"), which Earnest Money shall be delivered to Chicago Title Insurance Company (the
"Escrow Agent") and shall be deposited into an interest bearing account, with any interest earned thereon accruing to the benefit of the party entitled to the deposit under this Agreement.

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     b.   A portion of the Purchase Price shall be
paid by delivery of Purchaser's Promissory Note in form and amount mutually agreeable to the parties.

     c.   The balance of the Purchase Price shall
be due and payable either in cash, by certified check or by wire transfer at Closing (the
"Remaining Balance"); provided, however, that in the event Purchaser elects to assume the debt evidenced and secured by any of the mortgages or deeds of trust which currently encumber the Seller's Assets (the "Facility Mortgages") and the lender consents to said assumption, then the Remaining Balance shall be reduced by the outstanding principal balance of said Facility
Mortgage(s).

     d.   The Purchase Price shall be allocated
among Seller's Assets in the manner set forth in Exhibit C attached hereto.
Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller whatsoever in relation to Seller's Assets which relates to the period prior to Closing.

3.   CLOSING

     The closing for the purchase and sale of the Seller's Assets under this Agreement (the
"Closing") shall occur not later than forty-five
(45) days following the expiration of the "Feasibility Period" (as that term is defined below) (provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived) (the "Closing Date"). Closing shall occur at the offices of Escrow Agent or at such other place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

4.   CONVEYANCE

     Conveyance of the Seller's Assets to
Purchaser shall be effected by Special Warranty
Deed and Bill of Sale in form and substance reasonably acceptable to Purchaser. Fee simple insurable title to the Real Property and marketable title to the Personal Property shall be conveyed from Seller to Purchaser free and clear of all liens, charges, easements and encumbrances of any kind, other than the following:

     a.   Liens for real estate taxes not yet due
and payable;

     b. Such items of record as described in the Title Report (as defined below) reviewed and approved by Purchaser as provided in Paragraph
13.f. below, excluding, however, any monetary liens and encumbrances referenced therein.

5.   COSTS, PRORATIONS AND ADJUSTMENTS

     The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated among Seller and Purchaser as follows:

     a.   Seller shall pay any sales, State and
County transfer, documentary and/or excise taxes due on the sale of the Real Property and the Facility.

     b.   Seller shall pay any sales tax due on
the sale of the Personal Property.


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     c.   Seller shall pay the cost of a standard
owner's title insurance policy. The cost of extended coverage and any endorsements which Purchaser may request shall be paid by Purchaser.

     d.   All revenues (including but not limited
to rent due from the tenants of the Facility) and expenses (including but not limited to payroll and employee benefits) related to the ownership or operation of the Seller's Assets shall be prorated as of the Closing Date, with Seller responsible for amounts attributable to the period prior to the Closing Date and with Purchaser responsible for amounts attributable to the period from and after the Closing Date.

     e.   Real and Personal Property taxes and
assessments shall be prorated as of the Closing
Date, with Seller responsible for taxes and assessments attributable to the period prior to the Closing Date and with Purchaser responsible for taxes and assessments attributable to the period from and after the Closing Date.

     f.   Seller shall attempt to arrange for a
final statement with respect to all utilities serving the Real Property and the Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor from and after the Closing Date.

     g.   Purchaser and Seller shall each pay
their own attorney's fees.

     h.   Purchaser and Seller shall share all
recording fees related to the recording of the conveyance deed and any escrow fees on a 50-50 basis.

     i. Seller and Purchaser shall share equally all costs, expenses and fees which may be assessed by any governmental authority in connection with obtaining any governmental approval or consent which may be required in order to consummate the purchase and sale of Seller's Assets and the transfer of operations of the Facility.

     j.   Purchaser shall pay the cost of the
Environmental Report and of the Survey (as those terms are defined below).

6.   POSSESSION

     At Closing, Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of the tenants of the Facility under the Facility Leases (as defined below).

7.   SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller hereby warrants and represents to Purchaser that:

     a.   SELLER'S AUTHORITY. Seller has full
power and authority to execute and deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This
Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by creditors' rights, laws and applicable principles of equity. The execution of this

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Agreement and the consummation of the transaction
contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of, any of Seller's partnership agreement, or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.

     b.   TITLE. Seller will deliver good and
insurable fee simple title to the Real Property and the Facility, subject only to the easements, reservations and encumbrances, if any, permitted under Paragraph 4, and good and marketable title to the Personal Property free and clear of all leases, liens and encumbrances, except as disclosed by Seller and accepted in writing by Purchaser. The Personal Property includes all of the furniture, fixtures and equipment necessary to operate the Facility at full capacity and all of such Personal Property is, and at Closing will be, in good condition and repair, ordinary wear and tear excepted.

     c.   THE REAL PROPERTY. The Facility is
located on that certain parcel of land more particularly described in Exhibit A attached hereto. The roof of the Facility is and, as of the Closing Date, will be, in good and workable condition and repair and does not leak (and shall not leak as of the Closing Date) and all major mechanical systems at the Facility, including, but not limited to, the air conditioning, electrical and heating and ventilating systems are and, at Closing, shall be, in good and workable condition and repair.

     e.   NECESSARY ACTION. Seller will proceed
with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

     f.   TAXES AND TAX RETURNS. All tax returns,
reports and filings of any kind or nature required to be filed by Seller prior to Closing with respect to its ownership and operation of the Facility and its ownership of the Real Property and the Personal Property have been properly completed and timely filed in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by Seller have been timely paid.

     g.   LITIGATION. Except as provided in
Exhibit D, there is no litigation, investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller, its properties or business, which is material to any of Seller's Assets or to this Agreement, or which would prevent Seller from performing its obligations hereunder, and the transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding.

     h.   BOOKS AND RECORDS. All of the books and
records maintained by Seller with respect to its ownership and/or operation of the Seller's Assets are true, accurate and correct in all material respects.

     i.   THE FACILITY LEASES. Attached hereto as
Exhibit E is a true and correct copy of the form of lease utilized by Seller for the leasing of units at the Facility. During due diligence, Seller will provide Purchaser copies of each of the leases with the tenants
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of the Facility which are currently in effect
(collectively the "Facility Leases"). Each of the
Facility Leases is in ful1 force and effect and none of the Facility Leases have been modified or amended except as set forth in any amendment provided to Purchaser. Seller is not in default of any of its obligations under the Facility Leases nor is Seller aware of any default or any action which, with the passage of time or the giving of notice or both, would constitute a default under the Facility Leases by any of the tenants who are parties thereto. At Closing, Seller shall deliver to Purchaser duly executed assignments of the Facility Leases.

     j.   RENT ROLL. Attached hereto as Exhibit F
is a true and correct rent roll as of November 30, 1996, which identifies each of the tenants of the Facility, the monthly rent currently being paid by each such tenant and the date to which said rent has been paid and, in the event of any rent delinquencies, an explanation of the reason therefor and the efforts being undertaken by Seller to collect said rent. Seller shall update the rent roll on a monthly basis between the date hereof and the Closing Date.

     k.   LIENS. There are no mechanics',
materialmen's or similar claims or liens presently claimed or, to the best of Seller's knowledge, which will be claimed against the Seller's Assets for work performed or commenced prior to the date hereof at the request of Seller or of which Seller has knowledge, Seller having made or caused to be made arrangements for payment of all those improvements now under construction or development.

     l.   EMPLOYEES; UNIONS. None of Seller's
employees are members of a labor union or subject to any collective bargaining agreement with respect to their employment with Seller. There are no labor disputes or grievances pending with respect to the operations at the Facility, except as otherwise provided in Exhibit G. For purposes hereof, a labor dispute or grievance shall be deemed to be pending if the same has been served on Seller or Seller has otherwise been advised either orally or in writing of the pendency thereof.

     m.   COMPLIANCE WITH LAW

     (i) The Seller's Assets are in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Seller's Assets;

     (ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Seller's Assets requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and

     (iii) Seller is not aware of any claim,
requirement or demand of any agency supervising or having authority over the Facility to rework or redesign it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.


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     n.   OPERATING CONTRACTS. During sue
diligence, Seller will provide Purchaser true and correct copies of all operating contracts to which Seller is a party in connection with its operation of the Facility (the "Operating Contracts"). Each of the Operating Contracts is in full force and effect and none of the Operating Contracts have been modified or amended except as set forth in any amendment provided to Purchaser. Seller is not in default of any of its obligations under the Operating Contracts nor is Seller aware of any default or any action which, with the passage of time or the giving of notice or both would constitute a default, under the Operating
Contracts by any other party thereto. At Closing, Seller shall deliver to Purchaser duly executed assignments of any of the Operating Contracts which Purchaser elects to assume pursuant to Paragraph 11.a.(iii).

     o.    THE FACILITY. The Facility consists of
eighty-two (82) units and operates as a congregate care retirement home. The Facility operates as a congregate care retirement home. There is no action pending or, to the best knowledge of Seller, recommended by any state or federal agency having jurisdiction thereof, or any action of any other type, which would have a material adverse effect on the Facility, its operations or business.

     p.   INVENTORY. All inventories of non-
perishable food, central supplies, linen, housekeeping and other supplies located at the Facility are, and shall be at the time of Closing, in sufficient condition and quantity to operate the Facility at normal capacity.

     q.   DISCLOSURE. No representation or
warranty by Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

8.   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser hereby warrants and represents to Seller that:

     a.    STATUS OF PURCHASER. Purchaser is a
corporation duly organized and validly existing under the laws of the State of Washington and is, or prior to Closing will be, duly qualified to do business in the State of California.

     b.   AUTHORITY. Purchaser has full power and
authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity.
The execution of this Agreement and the
consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's Articles of Incorporation or By-laws or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets or Purchaser may be bound or affected.


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     c.    LITIGATION. To the best of Purchaser's
knowledge, there is no litigation, investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder, nor does Purchaser know or have reasonable grounds to know of any basis for any such action.

     d. NECESSARY ACTION. Purchaser will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, obtaining the consent of its Board of Directors.

     e.   DISCLOSURE. No representation or
warranty by Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

9.   BROKER

     Neither party has employed a broker or finder in connection with this transaction. In the event any claim, damage or cause of action for brokerage and/or finder's fees is asserted against either party, the other shall indemnify, defend (with an attorney of indemnitee's choice) and hold harmless the indemnitee from and against any and all such claims, demands and causes of action.

10.  SELLER'S COVENANT,

     a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser:

     (i) Other than as set forth in Paragraph 4, Seller will satisfy and discharge all claims, liens, security interests, tenancies (other than any Operating Contracts which Purchaser elects to assume at Closing pursuant to the terms hereof and the Facility Leases), and encumbrances on Seller's
Assets;

     (ii) Seller will file all tax returns,
reports and filings of any kind or nature required to be filed by Seller and will timely pay all taxes or other obligations which are due and payable with respect to Seller's Assets;

     (iii) Seller will not take any action
inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement, and Seller will continue until the Closing to fulfill any obligations which it may have under the Facility Leases;

     (iv) Seller will operate the Facility only in the ordinary course and with due regard to the proper maintenance and repair of the Facility and the Personal Property;

     (v) Seller will take all reasonable action to preserve the goodwill of the tenants of the Facility;

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     (vi) Seller will make no material change in
the operation of the Facility nor sell or agree to sell any of the items which comprise the Personal
Property, nor otherwise enter into an agreement materially affecting the Seller's Assets, except in the ordinary course of business;

     (vii) Seller will use its reasonable efforts to retain the services and goodwill of the employees of Seller located at or connected with the operation of the Facility;

     (viii) Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Seller's Assets as now in effect;

     (ix) Seller will not increase the
compensation or other benefits or bonuses payable or to become payable to any of the Seller's employees connected with the operation of the Facility, except for increases substantially in accordance with existing employment practices, if any;

     (x) Seller will not enter into any contract or commitment affecting the Seller's Assets, except in the ordinary course of business and any such contract or commitment shall be terminable upon not more than thirty (30) days' notice, and Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;

     (xi) During normal business hours, Seller will provide Purchaser and its agents with access on 24 hours notice to the Real Property and the Facility, provided Purchaser does not unreasonably interfere with the operation of the Facility and at such times Seller shall permit Purchaser to inspect the books and records related to the Facility covering a period of not less than three
(3) years prior to the date hereof and conduct an audit of said books and records (which may be conducted by Purchaser or Purchaser's representative) and inspect the physical and structural condition of the Facility, the Real
Property and the Personal Property. Said books and records shall include, but not be limited to, all escrow accounts, leases, accounts payable records, rent rolls, operating statements, inventory of personal property, title reports and all documentation outlined therein, MAI appraisals, soils and engineering tests, structural inspections, all zoning and related agreements and certification from all governmental agencies relating to the Seller's Assets, and all other contracts and agreements which relate to the Seller's Assets;

     (xii) Seller will timely pay all obligations which are due and payable with respect to the Property;

     (xiii) Seller will cause the Facility to be operated in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including without limitation, the building and zoning codes as currently applied with respect thereto), and with the Environmental
Laws, where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility or on the Seller's
Assets;

     (xiv) Seller will take all reasonable action to achieve compliance with any laws, regulations, ordinances, standards and orders applicable to the Seller's Assets which are enacted after execution of this Agreement and prior to Closing; and

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     (xv) Seller will proceed with all due
diligence to secure any consents which may be necessary for the assignment of the Facility
Leases.

     (xvi) Cooperate with Purchaser's undertaking to obtain UCC-I search reports at both the county and state level covering the name of Seller and the name of the Facility, (b) cooperate with Purchaser to cause the Title Insurer to issue and delivery to Purchaser and to Purchaser's attorney a title report or commitment covering the Real property, together with copies of all exception documents referenced therein (the "Title Report"),
(c) cooperate with Purchaser to cause a survey firm acceptable to Purchaser to prepare and deliver to Purchaser an ALTA/ACSM Survey of the Real Property and the Facility (the "Survey") and
(d) cooperate with Purchaser to cause an environmental engineering firm acceptable to
Purchaser to prepare and deliver to Purchaser a Phase I environmental assessment of the Real
Property and Facility (the "Environmental
Report");
(xvii) Seller will provide Purchaser within fifteen (15) days following the mutual execution of this Agreement with copies of the following documents relating to the Real Property and the Facility to the extent the same are in Seller's possession or reasonable control (together with those materials referenced in paragraph l0.a.(xi), the "Property Documents"): evidence of appropriate zoning, all environmental reports, structural reports and geological reports, plans and specifications, governmental licenses, permits and approvals, service and maintenance contracts not previously delivered as part of the Operating
Contracts, existing surveys of the Real Property including any as-built surveys for the improvements, wetland reports, soils reports, architectural drawings, plans and specifications, engineering tests and reports, and all appraisals prepared for the Real Property and the Facility.
In addition, Seller will cooperate with Purchaser in providing such additional information regarding the Real Property and/or Facility as may be reasonably required by Purchaser;

     (xviii) Neither Seller nor anyone authorized to act on its behalf shall directly initiate or solicit or otherwise engage in discussions relating to any alternative acquisition proposal or similar transaction.

     b.   CLOSING. On the Closing Date, Seller
agrees that it will:

     (i) Execute and deliver to Purchaser a good and sufficient Special Warranty Deed to the Real
Property (including the Facility) and Bill of Sale with respect to the Personal Property and such endorsements, assignments and other instruments of transfer and conveyance as shall be necessary to transfer and assign Seller's Assets to Purchaser as herein provided;

     (ii) Deliver to Purchaser a certificate dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 13.a. and b.;

     (iii) Deliver the Seller's Assets to
Purchaser in good condition and repair, ordinary wear and tear excepted;

     (iv) Deliver to Purchaser a duly executed assignment of the Facility Leases in form and substance acceptable to Purchaser (the "Facility
Lease Assignment Agreement");

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     (v) Pay its share of the Closing costs,
including, but not limited to, the premium for the issuance of a standard coverage Title Policy;

     (vi) Deliver to Purchaser an Assignment and
Assumption Agreement in form and substance acceptable to Purchaser with respect to any of the Operating Contracts which Purchaser elects to assume at Closing pursuant to Paragraph 11.a.(iii)
(the "Operating Contract Assumption Agreement");

     (vii) Deliver to Purchaser the Resident
Deposits, or at Purchaser's option, receive a credit against the Purchase Price in the amount of said Resident Deposits (as defined in Paragraph
19); and

     (viii) Deliver to Purchaser the Benefits
Schedule (as defined in Paragraph 18) and pay the Accrued Employee Benefits to Purchaser.

     c.   POST-CLOSING. After the Closing of this
Agreement, Seller agrees that, at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets and cooperate with Purchaser in any efforts which it may undertake to audit
Seller's financial statements with respect to the Facility for the periods prior to the Closing if and to the extent such an audit is required for Purchaser's compliance with applicable securities laws. The obligations of Seller hereunder shall survive the Closing of the transaction provided for herein.

11.  PURCHASER'S COVENANTS

     a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

     (i) Purchaser will not take any action
inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;

     (ii) Purchaser will proceed with all due diligence to obtain all consents and approvals necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Facility.

     (iii) Not less than 30 days prior to the Closing Date, Purchaser will advise Seller in writing which, if any, of the Operating Contracts it elects to assume as of the Closing Date.

     b.   CLOSING. On the Closing Date, Purchaser
agrees that it will:

     (i) Deposit with the Escrow Agent the
Remaining Balance of the Purchase Price;

     (ii) Deposit with the Escrow Agent
Purchaser's share of the Closing costs as herein provided;

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     (iii) Execute and deliver to Seller or to
Escrow Agent a counter-part copy of the Operating
Contract Assumption Agreement, if applicable; and

     (iv) Execute and deliver to Seller or to Escrow Agent a counter-part of the Facility Lease
Assignment Agreement.

     c.   POST-CLOSING. After the Closing of this
Agreement, Purchaser agrees that it will:

     (i) Upon prior reasonable notice, provide
Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date which relate to periods prior to the Closing Date; and

     (ii) Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

12.  MUTUAL

     Following the execution of this Agreement, Purchaser and Seller agree:

     a. If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible; and

     b. To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

13.  PURCHASER'S CONDITIONS

     All obligations of Purchaser under this
Agreement are subject to fulfillment of each of the following conditions, any one (1) or all or which may be waived in writing by Purchaser:

     a.   SELLER'S REPRESENTATIONS AND WARRANTIES
TRUE AT LOSING. Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b.   SELLER'S PERFORMANCE. Seller shall have
performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

     c.   APPROVALS. On or before the Closing
Date, Purchaser shall have received all consents, approvals and licenses as may be necessary for it to own and to operate the Facility as a Congregate
Care retirement home, including the approval of Purchaser's Board of Directors of the transaction contemplated hereunder.

     d.   NO DEFAULTS. Seller shall not be in
default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which affects or relates to the Real Property, the Personal Property or the Facility, including, but not limited to, the Facility Leases.

     e.    DUE DILIGENCE REVIEW. Purchaser shall
be satisfied with the results of its Feasibility
Review, including but not limited to (i)
Purchaser's approval of the physical condition of the Real Property and the structural condition of the Facility, including the results of the Environmental Report, (ii) Purchaser's review and approval of all Property Documents and (iii)
Purchaser's review of the zoning for the Real
Property to confirm that the Real Property and the operation and development of the Facility is in compliance with all applicable zoning laws. In the event Purchaser has not advised Seller in writing on or before the date forty-five (45) days following the mutual execution of this Agreement
(the "Feasibility Period") of its objections to the results of its due diligence investigation and its election to terminate this Agreement, this condition shall be deemed not satisfied as of the date thereof. In the event Purchaser elects to terminate this Agreement, the parties shall have no further rights or obligations hereunder, other than Purchaser's right to the return of its Earnest Money and Purchaser's obligation to pay any title cancellation and UCC search fees incurred as a result of such termination.

     f.   TITLE REVIEW. Within fifteen (15) days
following receipt of the Title Report (together with legible copies of all of the recorded documents referenced therein as exceptions) and the Survey, Purchaser shall have reviewed and approved or disapproved those matters reflected on the Title Report and the Survey. In the event
Purchaser objects to any such matters, Purchaser shall advise Seller in writing of its objections within said fifteen (15) day period; provided, however that such objections shall not include those items specifically excluded in Paragraph 4.
Within ten (10) days of Seller's receipt of Purchaser's objections, Seller shall advise
Purchaser in writing as to whether it intends to correct the defects to which Purchaser has objected. If Seller fails to notify Purchaser within said ten (10) day period or timely notifies
Purchaser of its refusal to correct some or all of such defects, Purchaser shall have ten ( 10) days following the earlier of (i) the expiration of said Seller's ten (10) day response period, or
(ii) the date Purchaser receives Seller's notice of refusal, to advise Seller of its decision to close, notwithstanding the defects, or to terminate this Agreement. In the event of any such termination, neither party shall have any further rights or obligations hereunder, other than Seller's obligation to return or to direct the return of Purchaser's Earnest Money. Any matter reflected in the Title Report or the Survey not objected to in accordance with the terms hereof shall be deemed accepted by Purchaser;

     g.   TITLE POLICY. Upon the Closing, Title
Insurer shall irrevocably agree to issue to Purchaser, effective as of the date of Closing, an ALTA Owner's extended coverage policy of title insurance for the Real Property and the Facility
(the "Title Policy") with a value of not less than the total amount of the Purchase Price insuring
Purchaser's interest in the Real Property and the Facility, and subject to no exceptions other than those of the usual printed exceptions which are acceptable to Purchaser (the survey, parties in possession and mechanics lien exceptions being specifically unacceptable to
Purchaser), and those exceptions accepted by Purchaser pursuant to Paragraph 13.f.

     h.   UCC SEARCH. On or before the Closing
Date, Purchaser shall be satisfied with the results of the UCC search conducted by Purchaser pursuant to Paragraph l0.a.(xvi).

     i.   FINANCING. On or before the Closing
Date, Purchaser shall have obtained approvals to assume the existing first (1st), second (2nd) and third (3rd) mortgages, or obtained from an institutional lender, or other lender source acceptable to Purchaser, financing for the Purchase Price on commercially reasonable terms and conditions.

     j. FACILITY MORTGAGES. Purchaser shall have reviewed and approved all documentation relating to the Facility Mortgages. If and to the extent
Purchaser elects to assume any of the Facility
Mortgages, Purchaser shall have secured the written approval of the lender with respect thereto and any documents required by the lender to evidence said assumption shall have been executed by said lender and Purchaser.

     In the event any of the foregoing conditions are not satisfied or are not otherwise waived by Purchaser prior to the applicable period for satisfaction or waiver, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 17, and in such event Purchaser shall receive a full refund of its Earnest Money together with all interest earned thereon.

14.  SELLER'S CONDITION

     All obligations of Seller under this
Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one (1) or all of which may be waived by Seller in writing:

     a.   PURCHASER'S REPRESENTATIONS AND
WARRANTIES TRUE AT CLOSING. Purchaser's
representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b. PURCHASER'S PERFORMANCE. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

15.   SELLER'S INDEMNIFICATION

     Seller shall indemnify, defend and hold
Purchaser harmless from and against:

     a.   Except as otherwise provided in this
Agreement, any and all obligations relating to the ownership of Seller's Assets and the operation of the Facility which exist at the Closing Date, including, but not limited to any obligations under the Facility Leases or the Operating
Contracts which Purchaser elects to assume at Closing, and any obligations with respect to the Resident Deposits, and (iii) any prior bankruptcy filed by Seller or anyone else in connection with the Facility and any private or judicial foreclosures commenced in connection with the Real
Property and/or the Facility;

     b.   Any and all damage, loss or liability
arising from and after the Closing Date under any of the Operating Contracts which Purchaser does not elect to assume at Closing;

     c.   Any and all damage, loss, or liability
resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Purchaser hereunder;

     d.   Any and all liability or loss arising
out of or relating to any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

     e. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs, and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

     For purposes of Paragraph 15.a., an
obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

16.  PURCHASER' INDEMNITY

     Purchaser shall indemnify, defend and hold
Seller harmless from and against:

     a.   Except as otherwise provided in this
Agreement, any and all obligations relating to the ownership of the Seller's Assets and the operation of the Facility from and after the Closing Date, including, but not limited to, any obligations under any of the Facility Leases or Operating
Contracts which Purchaser elects to assume at Closing and any obligations with respect to the Resident Deposits;

     b.   Any and all damage, loss or liability
resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Seller hereunder;

     c. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

17.  TERMINATION

     a. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

     (i) By mutual agreement of the parties;

     (ii) By Seller, if any of the conditions set forth in Paragraph 14 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

     (iii) By Purchaser, if any of the conditions set forth in Paragraph I 3 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

     (iv) By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder; or

     (v) If the Closing has not occurred by the Closing Date, unless extended by mutual agreement of the parties.
b. In the event that prior to the Closing Date, a material portion of the Real Property, the Facility or the Personal Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller. In the event Purchaser elects not to terminate its rights hereunder, then Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in the connection therewith. In the event
Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest
Money.

     c.   Neither party to this Agreement may
claim termination or pursue any other remedy referred to in Paragraph 17.a. on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten ( 10) days within which to cure such breach.
The Closing Date shall be postponed, if necessary, to afford such opportunity to cure; provided, however, in no event shall the Closing Date be postponed beyond September 30,1997.

     d.    In the event of the termination of this
Agreement by Seller under Paragraphs 17.a.(ii) or
(iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller's sole remedy shall be to terminate this Agreement and to retain Purchaser's
Earnest Money, together with interest accrued thereon as full and complete liquidated damages, the parties acknowledging and agreeing that the amount of damages which Seller may incur as a result of such termination may be difficult to ascertain and that the amount of the Earnest Money is a reasonable and fair estimate thereof, after which the parties shall have no further rights or obligations hereunder.

     e.   In the event of the termination of this
Agreement by Purchaser under Paragraphs
17.a.(iii), (iv) or (v) as a result of the Closing failing to occur due to a material breach by Seller of its obligations hereunder, Purchaser's sole remedy shall be to terminate this Agreement and demand the return of its Earnest Money after which neither party shall have any further rights or obligations hereunder.

18.  EMPLOYEE BENEFITS

     On or before the Closing, Seller shall
deliver to Purchaser a schedule (the "Benefits
Schedule") setting forth all of the earned and accrued vacation, holiday and sick pay, and retirement and severance benefits and earned bonuses (the "Accrued Employee Benefits") due to and/or coming due to the employees of the Facility as of the Closing Date. At Closing, Seller shall terminate all of the Facility employees effective as of the Closing Date, and pay any accrued and earned benefits owed to employees to Purchaser, and Purchaser shall pay the same to the employees after the Closing, as and when due.

19.  RESIDENT SECURITY DEPOSIT,

     At Closing, Seller shall provide Purchaser with an accounting of all resident security deposits being held by Seller as of the Closing
Date (the "Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the Seller's warranty that the accounting is true, correct and complete.

20.  TRANSFER OF RESIDENT SECURITY DEPOSITS

     On the Closing Date, Seller shall do either of the following, the election of which shall be made by Purchaser: (i) transfer the Resident
Deposits to the bank account designated by the Purchaser or (ii) grant to Purchaser a credit in the amount of said Resident Deposits against the payment of the remaining balance due on the Purchase Price. In either event, Purchaser shall in writing acknowledge receipt of and expressly assume all Seller's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations with respect to said
Resident Deposits, and that Purchaser will assume all such obligations and be directly accountable to the residents and prospective residents of the Facility, with respect thereto.

21.  INDEMNITY FOR RESIDENT SECURITY DEPOSITS

     Notwithstanding the foregoing, Seller will indemnify and hold Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank account or the credit for said
Resident Deposits which has been applied against the Purchase Price, as provided in Paragraph 20, did not represent the full amount of such Resident
Deposits then or thereafter shown to have been delivered to Seller by the current residents or prospective residents of the Facility.

22.  NOTICES

     Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

     To Seller:          Northwest Retirement
                    Attn: Norman L. Brenden
                    Post Office Box 14111
                    Salem, Oregon 97309
                    Telephone No. : (503) 370-7070
                    Facsimile No.:   (503) 375-
               7644

     To Purchaser:       Emeritus Corporation
                    3131 Elliott Avenue, Suite 500
                    Seattle, Washington 9812 1
                    Telephone No.: (206) 298-2909
                    Facsimile No.:   (206) 301-
               4500

     With a copy to:          The Nathanson Group
                    Attn: Dennis L. Hightower,
               Esq.
                    1411 Fourth Avenue, Suite 905
                    Seattle, Washington 98101
                    Telephone No.: (206) 623-6239
                    Facsimile No.:  (206) 623-1738

     Notice shall be deemed given three (3)
business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).

23.  SOLE AGREEMENT

     This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This
Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

24.  SUCCESSORS

     The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successor of the parties hereto, it being specifically understood and agreed that Purchaser shall have the right to assign in whole or in part its rights and obligations hereunder to any entity sponsored by or affiliated with Purchaser; provided, Purchaser shall provide Buyer with notice of any such assignment and such assignee shall assume all of Purchaser's obligations hereunder in writing.
In addition, Purchaser shall have the right to assign its rights hereunder to a real estate investment trust (the "REIT") in connection with its financing of the transaction provided for herein, it being understood and agreed that in the event of such an assignment, the only right which the REIT wil1 assume is Purchaser's right to take title to the Seller's

Assets and the only obligation which the REIT will assume is Purchaser's obligation to pay the purchase price in accordance with the terms hereof and that, in any event, Purchaser shall not be relieved of any of its obligations hereunder in the event of such an assignment to a REIT.

25.  CAPTION

     The captions of this Agreement are for
convenience of reference only and shall not define or limit any of the terms or provisions hereof.

26.  GOVERNIN LAW

     This Agreement shall be governed by and
construed in accordance with the laws of the State of California.

27.  SEVERABILITY

     Should any one (1) or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

28.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one (1) and the same instrument.

29.  THIRD PARTY BENEFICIARY

     The provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement.

30.  ACCOUNTS RECEIVABLE

     Within ten (10) days prior to the Closing
Date, Seller shall provide Purchaser with a detailed listing of Seller's accounts receivable which are anticipated to be outstanding on the Closing Date.

31.  RESPONSIBILITY FOR COLLECTIONS

     From and after the Closing Date, Purchaser shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Closing Date and Seller shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Closing Date.

32.   APPLICATION OF PAYMENT,

     Any payments received by Purchaser for the first thirty (30) days after the Closing Date from residents with balances due for the period prior to and after the Closing Date, shall be applied by Purchaser first to reduce any pre-Closing Date balances due to Seller. After that time, Purchaser is entitled to all amounts received.
Notwithstanding the foregoing, in the event any payment received by Purchaser during the first thirty (30) days after the Closing Date specifically designates that it relates to services rendered after the Closing Date, that payment, or that portion of the payment which directly relates to the services rendered after the Closing Date, shall be retained by Purchaser.

33.  ATTORNEY'S FEES

     Should either party institute any action or proceeding to enforce or interpret this Agreement or any provision hereof, for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' and other fees, incurred by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and include attorneys' fees, accountants' fees, and any and all other similar fees incurred in connection with the action or proceeding and the preparations therefor. The term "action or proceeding" shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

             [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereby
execute this Agreement as of the day and year set forth opposite each party's signature below with the last date constituting the date of mutual execution of this Agreement.

Dated: 12/19/96               PURCHASER:

                    EMERITUS CORPORATION,
                    a Washington corporation

                    By: /s/ Raymond R. Brandstrom
                          ------------------------
               ---------------
                    Its: President

Dated: December 6, 1996       SELLER:

                    NORTHWEST RETIREMENT,
                    an Oregon general partnership.

                    By: /s/ Norman L. Brenden,
                          ------------------------
               -------------
                    Its : General Partner